Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”), dated as of May 16, 2013, is by and among Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation with offices located at 25242 Arctic Ocean Drive, Lake Forest, California 92630 (the “Company”), and Crede CG III, Ltd., a Bermuda company (the “Buyer”).

BACKGROUND

The Company and the Buyer desire to enter into this transaction to purchase the Common Shares and Warrants set forth herein pursuant to a Registration Statement on Form S-3 (Registration Number 333-176772), which provides for the registration of an offering of shares of the Company’s common stock, $0.02 par value per share, (the “Common Stock”), and warrants to purchase shares of such Common Stock (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

In the United States, the Common Stock is listed on the Nasdaq Capital Market (the “Principal Market”) and trades under the ticker symbol QTWW.

The parties hereto each understand that this Securities Purchase Agreement and the purchase and sale contemplated hereby is unconditional and binding on the parties hereto.

TERMS

Now, therefore, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

(a) Common Shares and Warrants. The Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company on the Closing Date, 4,918,032 shares of Common Stock (the “Common Shares”), along with one or more warrants, substantially in form of Warrant to Purchase Common Stock attached hereto as Exhibit A, to purchase that number of shares of Common Stock indicated therein (the “Warrants” and all shares of Common Stock acquirable upon exercise or exchange of the Warrants, collectively, the “Warrant Shares”). The Common Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” The initial number of Warrant Shares set forth above shall be equal to 60% of the aggregate Purchase Price (as defined in the Securities Purchase Agreement) divided by the Purchase Price per share. In the event that the Common Stock is delisted from the Principal Market (as defined in the Securities Purchase Agreement), the warrant coverage under this Warrant will automatically increase, immediately upon such delisting, with no further action required by either party, to 70% of the aggregate Purchase Price divided by the Purchase Price per share.

(b) Closing. The closing and settlement (the “Closing”) of the purchase of the Common Shares and the Warrants by the Buyer shall occur at the offices of Dentons US LLP, 1221 Avenue of the Americas, New York, New York 10020-1089 on the date hereof and shall occur at 10:00 a.m. (or such earlier time as agreed to by the parties), New York time (the “Closing Date”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York. New York are authorized or required by law to remain closed.

(c) Purchase Price. The Purchase Price per share shall equal the consolidated Closing Bid Price on the Trading Day immediately prior to the date of the public announcement of the transaction. The aggregate purchase price for the Common Shares to be purchased by the Buyer (the “Purchase Price”) shall be Three Million Dollars ($3,000,000.00).

(d) Form of Payment; Deliveries. On the Closing Date, (i) the Buyer shall pay the Purchase Price to the Company (less amounts, if any, withheld pursuant to Section 4(e) hereof), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall (A) cause Broadridge Corporate Issuer Solutions, Inc. (together with any subsequent transfer agent, the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program to credit, without restriction, to the Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (“DWAC”) system the aggregate number of Common Shares that the Buyer is purchasing, (B) deliver to the Buyer a Warrant, pursuant to which the Buyer shall have the right to initially acquire up to the number of Warrant Shares as is set forth therein, and (C) deliver to the Buyer each of the other documents, instruments and certificates set forth in Section 6.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer hereby represents and warrants, and where applicable hereby covenants, to the Company that:

(a) Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) Validity: Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and constitutes the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(d) Certain Trading Activities. As of the Closing Date and prior to issuance of the Common Stock and the Warrant, the Buyer does not beneficially own (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations thereunder) any outstanding securities of the Company. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) during the period commencing as of the time that the Buyer and the Company (or the Placement Agent if any) first began discussions regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Buyer (it being understood and agreed that for all purposes of this Agreement, and, without implication that the contrary would otherwise be true, that neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock). “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act. “Person” means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or governmental entity.

(e) Investment decision. The Buyer has based its investment decision solely upon the information contained in the Transaction Documents, the SEC Documents, such information as may be filed by the Company as a “Free Writing Prospectus” under the 1933 Act, and such other information as may have been provided to the Buyer by the Company in response to its inquiries, and has not based its investment decision on any research report or other information regarding the Company. The Buyer further acknowledges that (i) the purchase of the Securities involves a degree of risk and (ii) the offer contained in the Transaction Documents does not constitute a securities recommendation or other form of financial product advice.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer and the Placement Agent (as hereinafter defined) that, except as may be set forth in the SEC Documents with respect to specific representations and warranties to the extent expressly set forth in such representations and warranties, as of the date of this Agreement (unless such representation and warranty specifies a different time):

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized or incorporated (as applicable), validly existing as a corporation and in good standing (where applicable) under the laws of the jurisdiction in which they are formed or incorporated (as applicable), and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity (where applicable) to do business and is in good standing (where applicable) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. “Subsidiaries” means a Significant Subsidiary as that term is defined in Rule 405 of the 1933 Act, and each of the foregoing is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and (other than the filing with the SEC of the prospectus supplement required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”) and any other filings as may be required by the Principal Market and/or any state securities agencies, all of which shall be made prior to the Closing) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Warrants, the Irrevocable Transfer Agent Instructions and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities; Registration Statement. The issuance of the Common Shares and the Warrants has been duly authorized by all requisite corporate action of the Company and, upon issuance in accordance with the terms of the Transaction Documents, the Common Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances. As of the Closing, the Company shall have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any beneficial ownership limitations on the exercise of the Warrants set forth therein). The issuance of the Warrant Shares has been duly authorized by all requisite corporate action of the Company, and upon exercise in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances, with the holders of the Warrant Shares being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities has been registered under the 1933 Act and the Securities are being issued pursuant to the Registration Statement and all of the Securities are freely transferable and freely tradable by Buyer without restrictions. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder and as contemplated by the other Transaction Documents. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, comply and complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations of the United States. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the 1933 Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto (including, without limitation the Prospectus Supplement), at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets all of the requirements for the use of Form S-3 under the 1933 Act for the offering and sale of the Securities contemplated by this Agreement and the other Transaction Documents, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the 1933 Act. The Registration Statement meets the requirements set forth in Rule 415(a)(l)(x) under the 1933 Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) relating to any of the Securities, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the 1933 Act). The Company (i) has not distributed any offering material in connection with the offering and sale of any of the Securities and (ii) until the Buyer holds none of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities to, or by, the Buyer, in each case, other than the Registration Statement, the Prospectus or the Prospectus Supplement. Further, the Company will not distribute any offering material in connection with the offering and sale of any

Securities in any place in which, or to any Person to whom, it would not be lawful to make such an offer.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the Warrants and Warrant Shares and the reservation for issuance of the Warrant Shares) will not (i) result in a violation of the Company’s Certificate of Incorporation (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company, or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, lease, mortgage, deed or other instrument to which the Company is a party or by which the Company is bound or affected that has been filed as an exhibit to the SEC Documents, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state and foreign securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) above, to the extent such violations that could not reasonably be expected to be material.

(e) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing which has not already been obtained or made (including, without limitation as to the listing on the Principal Market of the Common Shares and the Warrant Shares upon issuance) or registration with (other than the filing with the SEC of the Prospectus Supplement and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing will have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as disclosed in the SEC Reports, the Company is not in violation of the requirements of the Principal Market or foreign, federal, state or local securities laws, and has no knowledge of any facts or circumstances which could reasonably lead to such violation or delisting or suspension of the Common Stock in the foreseeable future. No statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings are pending or threatened by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company or any of its Subsidiaries or (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company (an “Affiliate”) or any of its Subsidiaries. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) Placement Agent’s Fees. Except for Roth Capital Partners, LLC (the “Placement Agent”), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer, if any) relating to or arising out of the transactions contemplated hereby.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries or any of their Affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings. No registration of the offer, sale or transfer of any of the Securities is required, except for registration contemplated hereby pursuant to the Registration Statement.

(i) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise that can be waived by approval of the board of directors and which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(j) SEC Documents; Financial Statements. During the two years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the

Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being herein referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Buyer that is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(k) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its certificate of incorporation, any certificate of designation, preferences or rights of any outstanding series of its preferred stock, its bylaws, or any other organizational charter or certificate of formation thereof, as applicable. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases as disclosed in the SEC Documents and for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Since January 1, 2010, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or, except as disclosed in the SEC Documents, the Principal Market regarding or relating to the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(l) Equity Capitalization. As of the date hereof the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which (A) 149,900,000 shares are designated Common Stock, of which 51,847,731 shares are issued and outstanding, and (B) 100,000 are designated Series B Common Stock, of which 49,998 shares are issued and outstanding, and (ii) 20,000,000 shares of preferred stock, of which none are issued and outstanding. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. As of the date hereof, 437,112 shares of the Company’s issued and outstanding Common Stock on the date hereof are owned by Persons who are “Affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “Affiliates” without conceding that any such Persons are “Affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. The SEC Documents contain true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. Based on the number of outstanding shares of Common Stock as set forth in this Section 3(l) and assuming the accuracy of the Buyer’s representation in Section 2(d), upon execution of this Agreement, the Buyer will beneficially own (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations thereunder) no more than 9.9% of the Common Stock.

(m) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(n) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(o) Foreign Corrupt Practices; Certain Other Unlawful Matters. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (or rules or regulations or interpretations thereunder); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee or otherwise. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(p) Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q) Transactions With Affiliates. Except as disclosed in the SEC Documents, none of the officers, directors or employees or Affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director or employee or Affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(r) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Subsidiaries. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of the Registration Statement.

(s) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u) Title. Except as set forth in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property, and have good and marketable title to all personal property, owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(v) Intellectual Property Rights. Except as set forth in the SEC Documents, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, except where the expiration, termination or abandonment, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(w) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws of the applicable jurisdictions to which the Company is subject relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an Affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(y) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), or (iii) except as disclosed in the SEC Reports, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(z) Acknowledgement Regarding Buyer’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, the Buyer has not been and will not be asked by the Company or any of its Subsidiaries to agree, nor has the Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) the Buyer, and counterparties in “derivative” transactions to which the Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Buyer’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) the Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) the Buyer may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares deliverable with respect to the Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not and will not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(aa) Registration Eligibility. The Company is eligible to register the issuance and sale of the Securities to the Buyer using Form S-3 promulgated under the 1933 Act.

(bb) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance and sale of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(cc) Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company because of the issuance of the Securities hereunder that could expose the Company to material liability or the Buyer to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(dd) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents and such information as may be filed by the Company as a “Free Writing Prospectus” under the 1933 Act. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each material press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Buyer is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.	COVENANTS.

(a) Registration Statement. If at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Securities or any prospectus contained therein is not available for use, the Company shall immediately notify the holders of the Securities in writing that the Registration Statement is not then effective or a prospectus contained therein is not available for use and thereafter shall promptly notify such holders when the Registration Statement is effective again and available for the issuance of the Securities or such prospectus is again available for use.

(b) Prospectus Supplement and Blue Sky. Immediately prior to execution of this Agreement, the Company shall have delivered, and as soon as practicable after execution of this Agreement the Company shall file, the Prospectus Supplement with respect to the Securities as required under, and in conformity with, the 1933 Act, including Rule 424(b) thereunder. The Company shall have taken immediately upon execution of this Agreement such action, if any, as required in order to obtain an exemption for, or to qualify the Securities for, the sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer. The Company shall take all necessary action to ensure the compliance with all applicable securities laws (including without limitation “Blue Sky” laws) with respect to the issuance of any Warrant Shares from time to time upon exercise of the Warrants.

(c) Reporting Status. Until the date on which no Warrants are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Listing. The Company has secured the listing of all of the Common Shares and Warrant Shares (subject to notice of issuance) on the Principal Market in connection with the transactions contemplated hereby and by the Warrants and shall secure the listing or designation for quotation (as the case may be) of all of the Common Shares and Warrant Shares upon each other national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) (but in no event later than the Closing Date) and shall maintain such listing or designation for quotation (as the case may be) of all the shares of Common Stock from time to time issuable under the terms of the Transaction Documents on the Principal Market and such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market and, only if the Company cannot maintain the listing of its Common Stock on the foregoing exchanges after using its best efforts, then the Company shall maintain the quotation of the Common Stock on the OTCQX or the OTCQB tier of the OTC Markets Group, Inc. (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e) Fees. Prior to the date hereof, the Company has paid, to legal counsel for the Buyer and for the benefit of the Buyer, a non-refundable, non-accountable document preparation fee in the amount of $25,000.00. In addition, the Buyer shall pay directly to the Placement Agent, on behalf of the Company, an amount equal to seven percent (7%) of the Purchase Price, which amount shall be withheld by the Buyer from the Purchase Price to be paid at the Closing (and only due and payable simultaneously with and upon consummation of the Closing). Except as set forth above, or as may otherwise be set forth in this Agreement or the other Transaction Documents or agreed by the parties, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyer.

(f) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by the Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer in effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Buyer.

(g) Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:30 a.m. (but in no event prior to 9:15 a.m.), New York time, on the first Business Day following the date hereof, issue a press release (the “Press Release”) reasonably acceptable to the Buyer disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m. (but in no event prior to 9:15 a.m.), New York time, on the first Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of Warrants) (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) delivered to the Buyer by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. Except for communications relating to Buyer’s participation right described in subsection (m) below, the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents, not to, provide the Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the issuance of the Press Release without the express prior written consent of the Buyer. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Buyer), in addition to any other remedy provided herein or in the Transaction Documents, the Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Buyer shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company or its Subsidiaries nor the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Buyer, the Company shall not (and shall cause each of its Subsidiaries and Affiliates to not) disclose the name of the Buyer in any filing (other than in the Transaction Documents filed as exhibits to the 8-K Filing), announcement, release or otherwise.

(h) Additional Issuance of Securities. The Company agrees that for the period commencing on the Closing Date and ending on the date that is ninety (90) days from the Closing Date (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any Common Stock or any security or any debt or other instrument directly or indirectly convertible or exchangeable or exercisable into Common Stock (each a “Convertible Security”) or which constitutes (or would constitute but for lack of a fixed exercise or conversion or similar price or if it were not solely cash settled) a “derivative security” (as defined under the rules and regulations under Section 16 of the 1934 Act) or otherwise an equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). This Section 4(h) shall not apply in respect of the issuance of (A) shares of Common Stock or options to purchase Common Stock or other equity linked securities (e.g., stock appreciation rights) to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Share Plan), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 2% of the shares of Common Stock and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyer; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) issued prior to the Closing Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects the Buyer; (C) a warrant to purchase up to 500,000 shares of Common Stock that was issued in connection with a private placement transaction that was completed in January 2012 as described in the SEC Documents, (D) unregistered and restricted shares of Common Stock in payment of professional services and/or materials or goods, (E) the Warrants; (F) the Warrant Shares; (G) equity securities to a seller, or in the case of a merger, the equity holders of the target company in such merger, or the officers or employees thereof, in each case in connection with a bona fide merger, business combination transaction or acquisition of stock or assets outside of the ordinary course; (H) Common Stock in connection with a stock split or other subdivision or combination, or a stock dividend made to all holders of any Company equity on a pro rata basis; or (I) shares of Common Stock or Convertible Securities issued to a bank or other Person acting as bona fide lender in connection with a credit facility (or amendment to the Company’s existing credit facility) or other indebtedness provided by such Person (each of the foregoing in clauses (A) through (G), collectively the “Excluded Securities”). “Approved Share Plan” means any employee incentive or benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(i) Reservation of Shares. So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock issuable upon exercise of all the Warrants (without regard to any beneficial ownership limitations on the exercise of the Warrants set forth therein).

(j) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity in any jurisdiction to which the Company is subject, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(k) Certain Restrictions as to Buyer. For so long as the Buyer or any of its Affiliates holds any Securities, neither the Buyer nor any Affiliate thereof will: (i) vote any shares of Common Stock beneficially owned by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in the Buyer or its Affiliates beneficially owning (within the meaning of Section 13(d) under the 1934 Act) more than 9.9% of the Common Stock, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its Subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its Subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 4(k). The restrictions contained in this Section 4(k) shall not limit any of the Buyer’s rights to enforce or exercise its rights as to the Securities or under the Transaction Documents.

(l) Restrictions on Bridge Note Holders. In the event that any of the holders (“Bridge Note Holders”) of any of the Company’s outstanding promissory notes issued pursuant to private placement transactions (collectively, the “Bridge Notes”) exchange any or all of such Bridge Notes into shares of Common Stock, the Bridge Note Holders shall not sell such shares of Common Stock for at least six (6) months following the Closing Date.

(m) Additional Financings. The Company agrees that for the period commencing on the Closing Date and ending on the date that is one hundred eighty (180) days from the Closing Date, the Buyer shall have the right, at its option, to participate in other equity or equity-linked financings completed by the Company. The Company shall provide Buyer with written notice of such financing transaction (the (“Participation Notice”) at least five (5) Business Days prior to the expected closing of such financing. Within two (2) Business Days of its receipt of the Participation Notice, Buyer shall notify the Company in writing of its desire to participate in any such offering and the amount of its desired participation. In the event that Buyer’s participation in any such financing would cause such financing to be in violation of any shareholder approval and/or rules for continued listing on the Primary Market, then Buyer’s right to participate shall be limited to the extent necessary in order for such financing to be in compliance with the Primary Market’s continued listing rules. Any material change to the terms of such equity or equity-linked financings following the delivery of the Participation Notice will reset the five (5) Business Day-period and a new Participation Notice shall be delivered to Buyer.

(n) Restriction on Short Sales. The Buyer shall not engage in any Short Sales involving the Securities for a period of ninety (90) days following the Closing Date.

(o) Listing on Principal Market. Unless the Company has already taken such action, the Company shall immediately, and in no event later than one (1) Business Day following the Closing Date, file a appeal and request a hearing before the NASDAQ Listing Qualifications Panel to stay the delisting of its Common Stock from the Principal Market. The Company shall use its best efforts to prepare a plan to regain compliance with NASDAQ’s $1.00 minimum bid price and, in good faith, shall propose such plan to the NASDAQ Listing Qualifications Panel at such hearing. If the NASDAQ Listing Qualifications Panel accepts such plan, the Company shall use its best efforts to take any action, including any action that NASDAQ may determine or recommend to the Company, to maintain its listing on the Principal Market.

(p) Proxy Statement.

(i) As promptly as practicable following the Closing Date, and in any event within seven (7) Business Days of the Closing Date, the Company shall prepare and file with the SEC a preliminary form of proxy statement relating to an annual or special meeting (the “Shareholders’ Meeting”) of shareholders of the Company (together with any amendments thereof or supplements thereto, the “Proxy Statement”) at which the shareholders shall be asked to approve a proposal to effectuate a reverse split of the Common Stock (the “Reverse Split”). The Company shall provide the Buyer with a reasonable opportunity to review and comment on such Proxy Statement and such Proxy Statement shall be in a form reasonably acceptable to the Buyer prior to its filing with the SEC.

(ii) If the Proxy Statement is not to be reviewed by the SEC or if no notice of review is received by the Company within ten (10) calendar days of the filing of the preliminary Proxy Statement, the Company will use its best efforts to cause the definitive Proxy Statement to be mailed to the Company’s shareholders as soon as practicable following the 10th calendar day after the date of filing of the preliminary Proxy Statement.

(iii) If the Proxy Statement is reviewed by the SEC, the Company will use its best efforts to cause the definitive Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable after confirmation from the SEC that it has no further comments and in no event later than twenty (20) Business Days from the Closing Date unless the Company has received express written approval from the Nasdaq Listings Qualifications Panel to carry out such mailing on a later date. In the event the SEC provides comments on the Proxy

Statement to the Company, the Company shall respond to the SEC in writing and complete all actions to comply with any and all requests from the SEC within two (2) Business Days from the date of such comment letter.

(iv) The Company will cause the information included in the Proxy Statement, at the time of the mailing or filing with the SEC of the Proxy Statement or any amendments or supplements thereto, and at the time of the Shareholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall give the Buyer a reasonable opportunity to review revised drafts of the Proxy Statement and related filings and draft responses to the SEC and its staff related to the resolution of such comments and shall consider in good faith comments proposed by the Buyer for incorporation in such drafts, correspondence and filings.

(v) The Company shall mail to the holders of Common Stock determined as of the record date established for the Shareholders’ Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”). Prior to the Proxy Date, the Company shall have engaged, at its own expense, an experienced proxy soliciting firm reasonably acceptable to the Buyer, to assist the Company to solicit proxies in connection with the Proxy Statement.

(q) Shareholders’ Meeting.

(i) The Company shall duly call, convene and hold the Shareholders’ Meeting as promptly as reasonably practicable after the Proxy Date and in any event before the earlier of (i) fifty (50) days following the Proxy Date and (ii) the expiration of any grace period granted by the Nasdaq Listings Qualifications Panel (the “Latest Meeting Date”). The Company shall be permitted to postpone or adjourn the Shareholders’ Meeting (but not beyond the Latest Meeting Date), if such postponement is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure (x) which the SEC or its staff (or the NASDAQ or its staff) has instructed the Company is necessary under Law or stock exchange rules or (y) in consultation with the Buyer, as required under Law or stock exchange rules for any supplemental or amended disclosure to be disseminated and reviewed by the holders of Common Stock prior to the Shareholders’ Meeting. Buyer agrees to vote its shares in accordance with the recommendation of the Company’s Board of Directors. The Company shall take all necessary actions in connection with the calling and holding of such Shareholders’ Meeting, including with respect to the preparation, filing and mailing of proxy materials in accordance with the Exchange Act, with respect to which the Buyer shall have the rights of approval and review set forth in Sections 4(p)-(q) hereof. Provided that the shareholders approve the Reverse Split at the Shareholders’ Meeting, then immediately following the adoption by the shareholders of the Company of the Amendment at the Shareholders’ Meeting (the “Reverse Split Date”), the Company shall issue take all corporate actions necessary to effectuate the Reverse Split, including the filing of an Amendment to the Company’s Certificate of Incorporation and all documents necessary to maintain compliance with the listing standards of the Principal Market.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Common Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Common Shares and the Warrants have been issued (including the name and address of each transferee), the number of Common Shares held by such Person and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent in the form previously provided to the Company (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, without restriction and registered in the name of the Buyer or its respective nominee(s), for the Common Shares and the Warrant Shares in such amounts as specified from time to time by the Buyer to the Company upon delivery of the Common Shares or upon the exercise of the Warrants (as the case may be). No instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Securities (other than instructions in connection with the exercise of the Warrants or otherwise provided for in, or allowed by, any of the Transaction Documents), and the Securities shall otherwise be freely transferable on the books and records of the Company. If the Buyer effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(c) Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.

6.	ADDITIONAL CLOSING DELIVERIES OF THE COMPANY.

At the Closing, in addition to its other deliveries required under this Agreement, the Company shall deliver the following to Buyer and the Placement Agent:

(i) The opinion of Troutman Sanders LLP, the Company’s outside counsel, dated as of the Closing Date and addressed to Buyer and the Placement Agent, in substantially the form set forth on Exhibit B;

(ii) A copy of the Irrevocable Transfer Agent Instructions, in the form reasonably acceptable to the Buyer, which has been delivered to and acknowledged in writing (which may be via .pdf e-mail) by the Transfer Agent;

(iii) A long form certificate evidencing the formation and good standing of the Company in the Company’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten days of the Closing Date;

(iv) A certificate executed by the Secretary of the Company on behalf of the Company, and not in his or her personal capacity, and dated as of the Closing Date, as to copies attached thereto of: (i) the resolutions as adopted by the Company’s board of directors and as necessary or appropriate with respect to the issuance of the Securities and the approval of this Agreement and the other Transaction Documents and the terms and conditions hereof and thereof and otherwise in order to give effect hereto and thereto, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing;

(v) A letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing;

(vi) A certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, stating on behalf of the Company, and not in his or her personal capacity, that as of the Closing (i) each and every representation and warranty of the Company made in this Agreement and in the other Transaction Documents is true and correct in all material respects as of the date when made and as of the Closing as though originally made at that time, and (ii) that the Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior Closing; and

(vii) Such other documents, instruments or certificates relating to the transactions contemplated by this Agreement and the other Transaction Documents as necessary or appropriate to accomplish the purposes or intents of the issuance of the Securities and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

7.	DAMAGES IN CERTAIN CIRCUMSTANCE AND CERTAIN RELATED MATTERS.

In the event that the Company shall fail to consummate the Closing as called for by Section 1(b) hereof, for any reason, the Company hereby agrees to and shall defend, indemnify and hold harmless the Buyer from any and all costs, expenses, damages, losses and otherwise, that are incurred by the Buyer as a result of or with respect to the failure of the Company to effectuate the Closing and the transactions contemplated hereby. Without limiting the foregoing, in such event, the Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after such failure by the Company, without liability of the Buyer to the Company or any other Person. No such failure or termination of obligations of the Buyer shall affect any obligation of the Company under this Agreement to reimburse the Buyer for the expenses otherwise called for by this Agreement. Nothing contained in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of such other party’s obligations under this Agreement or the other Transaction Documents.

8.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to such party under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit or be deemed to limit in any way any right to serve process in any manner permitted by law or (ii) operate, or be deemed to operate, to preclude the Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Buyer or to enforce a judgment or other court ruling in favor of the Buyer or (iii) limit, or be deemed to limit, any provision of the Warrants which is contrary to the above. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender; Certain Meanings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. When used herein, the words “law,” “rule,” “regulation” and the like means all applicable laws, rules and regulations, domestic or foreign, state, provincial, local or self-regulatory, including without limitation all applicable laws, rules and regulations of or related to the United States, applicable states, the SEC, and the Principal Market.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, the Company, their Affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. The Company has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyer has not made any commitment or promise or has no other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for the Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence investigation conducted by the Buyer or its advisors, if any, or its representatives shall affect the Buyer’s right to rely on, or modify or qualify any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document, (ii) nothing contained in the Registration Statement, the Prospectus or the Prospectus Supplement shall affect the Buyer’s right to rely on, or modify or qualify any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (iii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect the Buyer’s right to rely on, or modify or qualify any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); and (iii) one Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers and email addresses for such communications shall be those set forth on Schedule I hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, any permitted assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be the “Buyer” hereunder with respect to such assigned rights; provided, however, Buyer shall not assign this Agreement if such assignment would violate applicable securities laws.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Buyer Indemnitees referred to in Section 8(k) and the Placement Agent in the case of Section 3, Section 6 and as specifically set forth in Section 8(o).

(i) Survival. The representations and warranties contained in this Agreement shall survive Closing and until the earlier to occur of (i) such time as the Buyer no longer holds any Warrants, (ii) the date the Buyer exercises the last Warrant held by the Buyer and (iii) the date the last Warrant held by the Buyer shall have expired; provided; however, that in no event shall such representations and warranties survive for less than one year. The agreements and covenants contained in this Agreement which specify a final time of performance shall survive Closing and until such specified final time of performance of such agreement and covenant. The agreements and covenants contained in this Agreement which do not specify a final time of performance shall survive Closing and until the earlier to occur of (i) such time as the Buyer no longer holds any Warrants, (ii) the date the Buyer exercises the last Warrant held by the Buyer and (iii) the date the last Warrant held by the Buyer shall have expired; provided; however, that in no event shall such agreements and covenants survive for less than one year. To the extent a Warrant is held by an Affiliate of the Buyer, such Warrant shall be considered to be held by the Buyer for the purpose of this Section 8(i).

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents or (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 8(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 8(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 8(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 8(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to applicable law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

(m) Remedies. The Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Acknowledgement. The Buyer acknowledges that no escrow is being used to effectuate the delivery of the Common Shares and the Warrants at the Closing. Accordingly, the Buyer agrees that should the Company fail to deliver the Common Shares and/or the Warrants to the Buyer at the Closing, the Buyer shall have no recourse against the Placement Agent for such failure by the Company; provided, the foregoing shall in no way limit the rights and remedies of the Buyer against the Company. The Placement Agent shall be a third party beneficiary of this Section 8(o).

(p) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar spot exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

The Buyer and the Company have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ Bradley J. Timon
Name: Bradley J. Timon
Title: Chief Financial Officer

BUYER:

CREDE CG III, LTD.

By:	/s/ Terren S. Peizer
Name: Terren S. Peizer Title: Director

Schedule I

Notices

If to the Company:

Quantum Fuel System Technologies Worldwide, Inc.

25242 Arctic Ocean Drive

Lake Forest, CA 92630 USA

Telephone: (949) 399-4500

Facsimile: (949) 930-3401

Attention: Bradley J. Timon

with a copy (for informational purposes only) to:

Quantum Fuel Systems Technologies Worldwide, Inc.

19500 Hall Road, Suite 102

Clinton Township, MI 48038

Telephone: (586) 948-9534

Facsimile: (586) 948-9537

Attention: Kenneth R. Lombardo, General Counsel

If to the Transfer Agent:

Broadridge Corporate Issuer Solutions, Inc.

1717 Arch St., Suite 1300

Philadelphia, PA 19103

Telephone: (855) 793-5069

Facsimile: (215) 553-5402

Attention: Kevin Shinkunas

If to the Buyer, to:

Crede CG III, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

Telephone: (310) 444-4333

Facsimile: (310) 444-4394

Attention: Patricia Aguirre

with a copy (for informational purposes only) to:

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020-1089

Telephone: (212) 768-6700

Facsimile: (212) 768-6800

Attention: S. Elizabeth Foster, Esq.